                                                                 EXHIBIT 10.21

                                      UMC


                               Foundry Agreement


                                    Between



                      United Microelectronics Corporation



                                      And



                        Centillium Communications, Inc.

                               FOUNDRY AGREEMENT
                               -----------------

This Foundry Agreement (the "Agreement") is entered into this March 7th , 2000 (the "Effective Date") by and between Centillium Communications Inc., a corporation having its principal place of business at 47211 Lakeview Blvd., Fremont, California, 94538 ("Buyer") and UMC Group (USA), a California corporation having its principal place of business at 488 DeGuigne Drive, Sunnyvale, California, 94086 ("Seller"), for provision of foundry services to be performed by United Microelectronics Corporation, an ROC corporation ("Manufacturer").

                                   RECITALS

A. WHEREAS, Seller is in the business of furnishing integrated circuit manufacturing services performed by Manufacturer, which shall perform, at Seller's request, the manufacturing services contracted for with Seller hereunder;

B. WHEREAS, Buyer desires to have Seller furnish integrated circuit manufacturing services for it;

NOW, THEREFORE, in consideration of the following covenants and conditions the parties agree:

1  DEFINITIONS

1.1  "Products" shall mean the products to be manufactured pursuant to this
      --------
     Agreement as specified in Quotation(s).

1.2  "Quotation(s)" shall mean the quotations attached hereto under Exhibit a
      ------------
     and such further quotations as are agreed upon in a writing signed by Buyer and an Officer of Seller. Each such Quotation shall describe the Products to be manufactured, prices, fees and charges for the Products, acceptance criteria for Products, all aspects of, and services needed for, mask making, testing, assembly and packaging, and all other specifications, quantities, cycle and lead times and parameters for the Products. Prices shall be separately itemized for mask sets, processed wafers, wafer probe, assembly and final test.

2  PRODUCTION PROCEDURES

2.1  Product Prototype Approval. No Product prototypes shall be manufactured
     --------------------------
     except pursuant to a Quotation approved in writing by Buyer and an Officer of Seller. For each Quotation for a new Product agreed upon by the parties, Buyer will deliver a tape in GDS II format or a mask set. If Buyer provides its design in the form of a tape, then upon receipt of the tape from Buyer, Seller, or its subcontractors, will produce a mask set. In either case, Seller will produce one or more pilot wafer runs according to the schedule and at the price set forth in the Quotation. Within ninety

     (90) days after receipt of pilot run wafers for a new Product, Buyer may return any claimed non-conforming pilot wafers to Seller with a written rejection statement specifying the alleged failure or failures of the pilot wafers to meet the Acceptance Criteria set forth in the Quotation. If Buyer does not return the pilot wafers with a written rejection statement within such ninety (90) day period, then the process and pilot wafers shall be deemed to have been approved by Buyer. If any pilot wafer does not meet the Acceptance Criteria for reasons attributable to Seller and is rejected by Buyer, Seller shall at Seller's expense use commercially reasonable efforts to rerun the pilot wafers and resubmit the results in a manner that complies with the Acceptance Criteria. If Seller, within ninety (90) days after receipt of Buyer's timely written rejection report, is unable to supply Buyer with conforming pilot wafers, then either party may by written notice to the other terminate this Agreement as to such Product and Quotation, and if so terminated, Buyer will not owe Seller any amounts for the pilot wafers involved (1) otherwise provided in the Quotation, or (2) the noncompliance was attributable to Seller.

2.2  ECNs
     ----

2.2.1  Buyer ECNs. After initial qualification, Buyer shall have the right to
       ----------
     make such changes as it deems appropriate to the design of Products to be fabricated for it by Seller, provided however that each such change must be timely documented by Buyer through written change notices. Notwithstanding anything to the contrary, after process qualification runs for a particular design have been made and approved by Seller and Buyer, any Buyer-requested changes to design, process or materials for such Products shall be subject to Seller's consent (which will not be unreasonably withheld) and payment by Buyer of applicable reasonable costs, if any, related to such change.

2.2.2  Seller ECNs. For changes that Seller desires to make, the following
       -----------
     procedure shall apply:

2.2.2.1  Routine Changes. Seller may, with Buyer's prior written approval, which
         ---------------
     may not unreasonably be withheld, make changes in the processes used to manufacture Products (i) that do not materially affect physical or functional interchangeability or performance; or (ii) when required for purposes of safety and/or compliance with applicable law or regulations.

2.2.2.2 Material Changes.
        -----------------

2.2.2.2.1 Seller shall give Buyer advance written notice of any proposed change(s) ("Proposed Change Notice") in materials and/or to the manufacturing processes qualified for production of Products, which, to the best of Seller's knowledge, might affect the form, fit, performance, maintainability, operation, function, reliability, interface, interconnectability, compatibility, design rules, models, or size of the chips for Products then qualified and subject to open purchase orders from Buyer.

2.2.2.2.2 Such Proposed Change Notice shall describe the nature of the proposed change(s), including reasons for the change(s), the anticipated schedule for implementation of the change(s), and other relevant technical and logistic considerations, including without limitation quality and reliability data to the extent available.

2.2.2.2.3 Buyer shall approve or disapprove any such proposed change promptly, but in no event may any such change be disapproved later than five
           (5) business days after receipt of the Proposed Change Notice.

2.2.2.2.4 If Buyer disapproves such proposed change within the five business day period allowed, Seller shall continue to manufacture and deliver to Buyer unchanged Products in accordance with the applicable Agreements for a minimum of six (6) months from the date Seller issues the Proposed Change Notice.

2.2.2.2.5 Upon the expiration of three months after the following Proposed Change Notice, Seller, in its discretion and by then giving a minimum of three months prior written notice to the Buyer, may stop manufacture and delivery of all Products involved without liability.

2.2.3      Quality Assurance. No additional quality assurance requirements or
           -----------------
           measurements (whether cv plots, metal step coverage analysis, SEM analysis, or other) will be required except upon Seller's written agreement as to the step or measurement to be performed, and Buyer's written commitment to pay Seller's stated costs.

2.3  Production Runs, Pilot Runs, Hot Runs, etc. Exhibits a and B set forth the
     ------------------------------------------
     terms applicable to Wafer Cycle Time, Pilot Runs, Hot Lots, Production Runs and On Hold.

3  ORDER, DELIVERY, PRICING AND PAYMENT TERMS

3.1  Forecasts
     ---------

3.1.1 During the first seven calendar days of each month, Buyer will provide to Seller by facsimile or other electronic communication a written rolling forecast of its wafer capacity requirements from Seller's facilities for the next twelve full calendar months (each a "Buyer Forecast") (provided however that forecasts for the seventh and later months are for reference only and not binding on either party).

3.1.1.1 Each such Buyer Forecast shall show the quantity of wafer outs and the specific technology and/or process for the wafers listed. Buyer shall make good faith efforts to ensure that all such Buyer Forecasts are reasonable estimates of its anticipated needs. Subject to this obligation, and except as expressly stated in this Section 3.1.1 and/or in a written capacity quotation, all such Buyer

      Forecasts (and any responses to them) will be for planning purposes only, and will not create any obligation to purchase and/or sell.

3.1.1.2 Each such Buyer Forecast shall constitute a commitment by the Buyer to purchase a minimum of the following percentages of the amounts indicated:

---------------------------------------------------------------------------------------------------------
Month in the forecast      First month     Second month of     Third month   Fourth month   Fifth & sixth
                           of forecast         forecast        of forecast    of forecast       months
---------------------------------------------------------------------------------------------------------
Minimum percentage
commitment for                     100%                  100%          100%            75%             50%
amounts forecast for
that month
---------------------------------------------------------------------------------------------------------

3.1.1.3 Seller will provide a written response to each Buyer forecast within two weeks of Seller's receipt. Subject to Section 3.1.2 below and the other terms set forth in this Agreement, Seller's response shall accept the quantities in the applicable months to the extent they are less than or equal to those accepted by Seller for the applicable month(s) pursuant to prior written agreement and/or forecasts. Seller's response may accept and/or reject in whole or in part any additional forecast quantities for those months.

3.1.2 To the extent that any forecast from Buyer pursuant to Section 3.1.1 above fails to forecast the full capacity or quantity if any, allocated or promised to Buyer during any one or more of the first twelve months of such forecast: (i) Seller shall be entitled in its sole and complete discretion to enter commitments with others for such unexercised capacity for the applicable months and in the amounts not so exercised, and (ii) such Buyer will not have any right to require Seller to provide that unexercised capacity to that Buyer in the month(s) involved.

3.2  Orders And Production Release. No order for production quantities of a
     -----------------------------
     Product shall be placed by Buyer unless and until Buyer has approved the pilot runs or prototypes for the Product. If Buyer properly places an order for production quantities of a Product, Seller may deem such an order as written production release approval for such Product. All orders for Products shall be in writing. Seller shall acknowledge in writing, within three (3) business days of receipt of an order, either the acceptance of the order, or the reason such order cannot be accepted, or if Seller wishes to modify such order. If Seller does not provide such acknowledgement within the time provided, Buyer shall contact Seller to determine the cause for the lack of acknowledgment. No acceptance of a purchase order shall constitute acceptance of any terms at variance with this Agreement and/or previously agreed forecasts, and purchase orders shall be null and void as to those variances.

3.3  Cancellation and Modifications to Orders.
     -----------------------------------------

3.3.1  Cancellations and Modifications. Unless wafer processing has started, or
       -------------------------------
     Seller has incurred engineering or tooling charges, Buyer may cancel or modify a purchase order without penalty by delivering to Seller a written notice of cancellation or modification within three (3) days of Seller's receipt of the original purchase order involved; provided however that no such cancellation will relieve Buyer of any obligations under any other applicable provisions or agreements including without limitation any obligation to comply with loading commitments, forecasts and/or purchase orders.

3.3.2  Cancellation Charges. In addition to, and without waiving any other
       --------------------
     remedies, the minimum charges for order cancellation shall be the contract price multiplied by the proportion of the relative mask step at which the wafer(s) were at the time of cancellation, plus all costs of starting wafer materials and mask sets.

3.3.3  Partially Completed Products. In no event will Buyer have rights in
       ----------------------------
     partially completed Products.

3.4  Delivery.
     --------

3.4.1 Delivery will be made FCA (Incoterms 2000), Manufacturer's plant, Science Based Industrial Park, HsinChu City, Taiwan, to a carrier designated in writing by Buyer or, if Buyer fails to designate a carrier, to a carrier designated by Seller.

3.4.2  Title to the Products will pass to Buyer upon delivery to carrier.

3.4.3 All shipping and delivery dates are subject to timely receipt of fully-approved mask sets and fully-completed purchase orders in the HsinChu office of Manufacturer's fab where the wafers are to be processed.

3.4.4 Seller shall make reasonable efforts to achieve on-time delivery and linear shipments. Subject to this and Seller's written commitments for wafer starts, SELLER SHALL NOT BE LIABLE FOR ANY DELAYS OR FAILURES TO MEET DATES.

3.4.5 In the event of any delays and/or any breach of any written warranty, Buyer may give prompt written notice to Seller, adjusting forecasted and/or ordered amounts, and/or canceling orders for affected Products, to the extent necessary as a result of any impact of such delay on Buyer's need for such Products.

3.5 Pricing.
-----------

3.5.1 Refer to Exhibit A.02 for Pricing. Exhibit A.02 shall be reviewed on a yearly basis and pricing may be revised if needed. Such review shall be done during the last quarter of each year to set prices for the following year.

3.5.2 Any tax or related charge which Seller shall be required to pay to or collect for any government upon or with respect to services rendered or the sale, use or delivery of the Product or other materials (except for taxes based on Seller's income) shall be billed to the Buyer as a separate item and paid by Buyer, unless a valid exemption certificate is furnished by Buyer to Seller.

3.6  Payment
     -------

3.6.1 Unless otherwise agreed or stated in Seller's quotation, full payment shall be made in New Taiwan Dollars or U.S. Dollars (as stated in the applicable Quotation or as otherwise agreed in writing) within 30 days of delivery.

3.6.2 Seller reserves the right to change credit terms at any time in its reasonable discretion.

3.6.3 Buyer will issue written purchase orders at least four weeks, plus the agreed cycle time, prior to requested wafer out day.

3.6.4 Regardless of anything to the contrary, Buyer understands that Seller generally needs to start more than the numbers of wafers ordered by Buyer in order to guarantee the quantities of wafers so ordered which will yield within the agreed specifications. Accordingly, Buyer will accept quantity variations (and pay according to the agreed pricing) up to as much as ten percent (10%) above the quantities stated in Buyer's purchase order(s).

4  RELIABILITY & QUALITY

4.1  Quality Data. Seller will provide, upon Buyer's written request during the
     ------------
     term of their foundry relationship, Seller's available reliability and quality data regarding Products produced for Buyer for the purpose of maintaining consistent quality and reliability standards for such Products.

4.2  Traceability. During the term of the foundry relationship, Seller shall
     ------------
     maintain fab and test lot traceability for Products manufactured on behalf of Buyer.

4.3  Notification of Defects. Seller will promptly after discovery advise Buyer
     -----------------------
     of defects and/or non-conformity in Products already shipped to and/or in lots currently in manufacture for Buyer.

4.4  Acceptance Criteria. Wafer acceptance will be subject to process control
     -------------------
     monitor acceptance criteria to be mutually agreed upon on a process-by-process basis. Once approved, no such wafer acceptance criteria shall be binding until in a writing signed by an Officer of Seller which clearly and specifically identifies the Products (by mask or product number) and processes (by Seller's process designation) involved. All accept/reject criteria shall be stated in the agreed upon wafer acceptance and visual inspection specifications and all critical dimension and process tolerances shall be solely as agreed upon in writing.

4.5  Stop Shipments.
     --------------

4.5.1 Subject to Buyer's obligations with respect to volumes committed under the ordering and forecasting procedures involved, upon receipt of Buyer's written Stop Request, Seller will immediately stop shipment of Products which are subject to a suspected failure to meet the criteria specified in the wafer acceptance criteria agreed upon in writing between Buyer and Seller. If Seller is responsible for such failure, and Seller is not able to correct the matter within sixty (60) days of receipt of such Stop Notice, then (i) Buyer may reject non-conforming Products, and, (ii) Buyer may, without penalty (including loss of capacity), cancel any then-pending purchase order(s) for such Products as to which Wafers have not been started by sending written notice of cancellation to Seller within seventy-five (75) days of the written Stop Request. Such a notice of cancellation shall be effective on receipt by Seller.

4.5.2 If Buyer requests Seller to stop shipment of any Products which Buyer is obligated to purchase, and the Products are determined in good faith by Seller to have been processed in accordance with the applicable written requirements, in addition to and without waiving any other remedies, Buyer shall pay Seller in full for completed Products and, in addition, for Seller's reasonable costs for work in progress. Under this Section 4.5 payment for completed Products will be at the purchase order price, and payment for work in progress shall be based on Buyer's actual costs for raw materials and the relative mask step reached when work is stopped.

4.6  Failure Analysis. Upon written request from Buyer and subject to
     ----------------
     satisfactory arrangements for payment to Seller for the reasonable costs involved, Seller will perform failure analysis of Products returned to Seller pursuant to Seller's standard Return Policy and Procedures. If such analysis shows the existence of material defects in breach of applicable Seller warranties, Seller will not be entitled to payment for the cost of Seller's failure analysis concerning such defects for the specific Products which were subject to them.

4.7  Return Material Authorization (RMA). Buyer will not make any returns to
     -----------------------------------
     Seller without first obtaining a written Return Material Authorization
     (RMA). Buyer agrees to pay Seller the full purchase price and all costs and charges incurred by Seller in connection with any returned wafers or Products which Seller determines were within Seller's specifications at the time of initial delivery to the carrier or at the time of return to Seller. Generally, Seller will analyze authorized returns within four (4) working weeks of receipt by Seller, and promptly thereafter report on the results. Buyer agrees to cooperate in good faith with Seller to resolve any problems that may arise and to promptly send Seller the results of all tests and analyses concerning Products.

5  WARRANTY

5.1  Limited Warranty. Seller warrants Products delivered after initial
     ----------------
     qualification shall be processed (i) using the masks (or duplicates of them) which were used for qualification, (ii) within the tolerances stated in Seller's applicable process specifications, and (iii) in compliance with applicable Wafer Acceptance and/or Yield Criteria agreed to in a writing signed by Seller and Buyer.

5.2  Exclusions.
     ----------

5.2.1 Products which have been subject to abuse, misuse, accident, alteration, neglect, conditions outside specification, unauthorized repair or improper application are not covered by any warranty.

5.2.2 Seller shall not be responsible for defects or claims caused by acts not performed by Seller; or by design or application; or by combination of Products with other things.

5.2.3 Products are not intended for use in, and no warranty is made with respect to, applications where failure to perform can reasonably be expected to result in significant injury (including, without limitation, navigation, weaponry, aviation or nuclear equipment, or for surgical implant or to support or sustain life) and Buyer will indemnify, defend, and hold harmless Seller from all claims, damages and liabilities arising out of any such matters.

5.3  Remedy. To the extent that any Products fail to meet the applicable
     ------
     warranties and/or requirements due to reasons for which Seller is responsible, Seller shall either (i) replace such Products without charge, or (ii) refund the payments made to Seller for such Products, all within sixty (60) calendar days of Seller's receipt of written notice from Buyer of such non-conformity. The parties will discuss in good faith which of these two remedies is the most appropriate; provided however that if they cannot agree, Seller may choose in its sole discretion between the two remedies, and provided further that all Products for which refund and/or replacement is sought and all returns shall be handled pursuant to Seller's Return Policy and Procedures.

5.4  Sole Warranty. This Section 5 is the only warranty by or on behalf of
     -------------
     Seller and may not be modified or amended except in writing signed by an authorized officer of Seller and by Buyer. Buyer is not relying upon any warranty or representation except for those specifically stated here or in such a signed writing. With respect to obligations of Seller under this Agreement which would logically be undertaken and/or performed by Manufacturer, Seller guarantees Manufacturer's performance thereof.

5.5  No Reliance. Buyer is not relying on any statements or information in
     -----------
     Seller's literature, and Buyer will test all parts and applications under extended field and laboratory conditions as appropriate. Notwithstanding any cross-reference or statements of compatibility, functionality, interchangeability, and the like, Seller made goods, embedded devices and processes may differ from similar goods, devices and processes from other vendors in performance, function or operation, or as to matters, ranges and conditions not stated in and/or outside Seller's written specifications; and Buyer agrees that Seller makes no warranties and is not responsible for such things. All reusable IP, including that listed in Seller's Intellectual Property Catalog, and including but not limited to blocks, libraries, tools, and documentation therefor, is licensed to Buyer by the individual IP vendors and not by Seller, and in any event Seller makes no warranty in connection with such IP. Buyer is not relying on any statements or information provided by Seller in connection with such IP, and Buyer will fully verify all IP as appropriate and be responsible to ensure that such IP is compatible and suitable for Buyer's intended purpose and applications.

5.6  Disclaimer. EXCEPT AS PROVIDED ABOVE, SELLER MAKES NO WARRANTIES OR
     ----------
     CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, AND EXPRESSLY EXCLUDES AND DISCLAIMS ANY WARRANTY OR CONDITION OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR a PARTICULAR PURPOSE OR APPLICATION.

5.7  Limitation. REGARDLESS OF CAUSE OR REASON FOR DAMAGE (WHETHER ACCIDENT,
     ----------
     NEGLIGENCE, OR OTHERWISE) SELLER SHALL HAVE NO LIABILITY (DIRECT, CONSEQUENTIAL OR OTHER) FOR, IN CONNECTION WITH OR ARISING FROM PROPERTY FURNISHED FOR USE AT OR LEFT AT SELLER; and by delivering or entrusting property to Seller, Buyer expressly confirms this limitation. Notwithstanding this limitation, Seller will replace, or pay the reasonable retooling costs to replace, masks damaged or destroyed as a result of Seller's negligence or fault. Upon written request sent to the billing address listed on Buyer's latest-dated purchase order, Buyer will promptly take possession of any and all property of Buyer, and should Buyer fail to do so within thirty days of such request, Seller may destroy or reclaim such property without liability.

6  LIMITATION OF LIABILITY

6.1  Force Majeure. Neither party will be liable for any loss, damage or claim
     -------------
     resulting from causes beyond its reasonable control, including but not limited to, war, fire, delay caused by others, material shortage, force majeure, or labor conditions; and in the event of such a condition(s), the date(s) for Seller's performance will be extended for a period equal to any resulting delay.

6.2  Limitation of Liability.
     ------------------------

6.2.1 SELLER'S LIABILITY ARISING OUT OF ANY QUOTATION, ANY AGREEMENT, ANY BREACH THEREOF, OR ANY PRODUCTS OR SERVICES WILL BE LIMITED TO REFUND OF THE PURCHASE PRICE

     OR REPLACEMENT OF PURCHASED PRODUCTS (RETURNED TO SELLER FREIGHT PREPAID); OR 1N THE EVENT OF a FAILURE OR BREACH BY SELLER REGARDING DELIVERY, AN AMOUNT EQUAL TO THE TOTAL PURCHASE PRICE OF THE PRODUCTS THAT HAVE NOT BEEN DELIVERED DUE TO SUCH FAILURE. ALL CLAIMS WILL BE SUBJECT TO THE TIME LIMITATIONS STATED IN SELLER'S RETURN POLICY AND PROCEDURE.

6.2.2 AS a SEPARATE LIMITATION, IN NO EVENT WILL SELLER BE LIABLE (i) FOR COSTS OF SUBSTITUTE PRODUCTS, (ii) FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, OR (iii) FOR LOSS OF USE, OPPORTUNITY, MARKET POTENTIAL, GOODWILL AND/OR PROFIT ON ANY THEORY (CONTRACT, TORT, FROM THIRD PARTY CLAIMS OR OTHERWISE). THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OR OF ANY FAILURE OR INADEQUACY OF ANY REMEDY. THIS AGREEMENT STATES THE ONLY AND EXCLUSIVE REMEDY FOR ANY AND ALL CLAIMS MADE AGAINST SELLER UNDER ANY AGREEMENT AND/OR WITH RESPECT TO WAFERS, SERVICES AND/OR PRODUCTS.

6.3  Commencement of Actions or Proceedings. No action or proceeding (except for
     --------------------------------------
     payment for delivered Products) may be commenced by either party against the other, whether for breach, indemnification, contribution or otherwise, more than one year after delivery of the Products to the carrier; and no claim may be brought unless the non-claiming party has first been given commercially reasonable notice, a full written explanation of all pertinent details (including copies of all materials), and a good faith opportunity to resolve the matter.

6.4 BUYER EXPRESSLY AGREES TO THE LIMITATIONS OF SECTIONS 5, 6, 7 AND 8 AND TO THEIR REASONABLENESS.

7  INDEMNIFICATION & COOPERATION

7.1  Indemnification by Seller. Seller will defend and/or settle all suits
     -------------------------
     against Buyer to the extent based on any claim that any processes (as performed by Seller with respect to Products) infringe any R.O.C., Canadian, Japanese, European Community and/or U.S. patent, copyright, trade secret or trademark; provided, however, that Buyer (i) gives immediate written notice to Seller, (ii) permits Seller to defend, and (iii) gives Seller all needed information, assistance, and authority.

7.2  Exclusions. Seller will not be responsible for infringements resulting from
     ----------
     anything not manufactured entirely by Seller. or from any combination with things or materials not furnished by Seller, or for any claim due in whole or in part to any act, omission, design and/or specification of Buyer.

7.3 THIS ARTICLE 7 STATES SELLER'S ENTIRE LIABILITY AND OBLIGATION WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OR CLAIMS THEREFOR AND IS EXPRESSLY SUBJECT TO ARTICLE 6. Except as to claims Seller is obligated to defend and/or resulting from Seller's wrongdoing and/or negligence, BUYER WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ALL CLAIMS, COSTS, LOSSES, AND DAMAGES (INCLUDING REASONABLE ATTORNEYS' FEES) AGAINST AND/OR ARISING OUT OF PRODUCTS AND/OR SERVICES.

7.4  Buyer Guarantee and Indemnity. Without limiting any other terms, Buyer
     -----------------------------
     guarantees that production of Products pursuant to Buyer's specifications and/or designs will not infringe, misappropriate or violate any applicable R.O.C., Canadian, Japanese, European Community and/or U.S. copyright, trademark, patent, trade secret, mask work, or other rights of third parties. In the event Buyer becomes party to any infringement or misappropriation action or dispute with respect to Products, (i) Seller may, at its sole option, immediately terminate and/or suspend performance, and (ii) Buyer shall be fully and solely responsible, and will defend, indemnify and hold Seller harmless from any and all damages, losses and costs (including Seller's reasonable attorneys fees) resulting from any claimed breach of Buyer's guarantee.

7.5  Cooperation. Seller and Buyer will cooperate in connection with any issue
     -----------
     raised with respect to intellectual property rights of third parties relating to goods and/or to services under this Agreement. Without limiting the foregoing, upon written notice to the other, any Party may suspend (i) performance of its obligations, (ii) exercise of its rights of first refusal with respect to capacity and/or (iii) providing capacity to the extent that such Party has reasonable concerns that its future performance in connection with such matters will subject it to claims by others with respect to such matters, provided however that no such suspension will affect any obligation to pay for Products delivered and/or manufactured in whole or in part prior to the date of written notice concerning such matters. In the event that Seller exercises any of its rights pursuant to this Section 7, Seller will negotiate in good faith to minimize the liability of Buyer to others.

8  CONFIDENTIALITY

8.1  NDA. The terms of the Reciprocal Non-Disclosure Agreement, attached hereto
     ---
     as Exhibit C, are expressly incorporated herein.

8.2  Buyer's Masks and Databases. Seller will treat any and all masks and design
     ---------------------------
     databases provided by Buyer as confidential, whether or not they are marked as required by Exhibit C.

8.3  Process Technology. Regardless of anything to the contrary., all processes,
     ------------------
     recipes, and manufacturing, fabrication, assembly and test techniques, and related improvements ("process technology") provided and/or developed by or on behalf of Seller shall be wholly owned by and the property of Seller, and Seller shall not be limited or restricted by this Agreement with respect to any process technology unless clearly stated to the contrary in a writing signed by an officer of Seller identifying the specific information in precise detail.

9  TERMINATION & RELATIONSHIPS

9.1  Term. The term of this Agreement as related to any specific Product covered
     ----
     by this Agreement shall be five (5) years from the date of the Quotation for that Product, and shall thereafter be automatically extended for additional one (1) year terms, unless and until a party to this Agreement gives no less than one (1) year's notice that the term should not be further extended for that Product. If Seller gives Buyer notice that the terms for a Product will not be extended, then during the one (1). year notice period Seller shall continue to accept and fill all orders placed by Buyer for commercially reasonable quantities calling for delivery within lead time of that Product.

9.2  Termination For Insolvency or Bankruptcy. Subject to Section 9.4 below,
     ----------------------------------------
     Buyer and/or Seller (collectively "the Parties") shall have the right to terminate the rights of the other Party under their applicable Agreements (and any other agreement concerning Products) by giving written notice of termination to that other Party at any time upon or after:

9.2.1  the filing by the other Party of a petition in bankruptcy or insolvency;

9.2.2  any adjudication that the other Party is bankrupt or insolvent;

9.2.3 the filing by the other Party of any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

9.2.4 the appointment of a receiver for all or substantially all of the property of the other Party;

9.2.5 the making by the other Party of any assignment for the benefit of creditors; or,

9.2.6 the institution of any proceeding for the liquidation or winding up of the other Party's business or for the termination of its corporate charter.

Notwithstanding anything to the contrary, no termination under Section 9.2 as to such other Party shall affect the rights of the Party giving the notice of termination with respect to Products delivered and/or as to which production had begun prior to the effective date of termination. Termination pursuant to this
Section 9.2 shall be effective
immediately upon personal delivery, of the written notice, or in the case of airmail notice, five days after dispatch.

9.3  Termination for Breach.
     -----------------------

9.3.1  Termination Events. If any party fails to perform or violates any
       ------------------
     material obligation under the applicable Agreements, effective upon thirty
     (30) days' written notice to the breaching party specifying such default (the "Default Notice"), the non-breaching party, may terminate the applicable Agreement (and all related agreements concerning Products) as to its responsibilities and obligations, without liability (subject to Sections 9.4 and 9.5 below), unless:

9.3.1.1 The breach specified in the Default Notice has been cured within the thirty (30) day period, or if the breach is disputed, the amount in dispute is placed in a reasonably secure third party escrow account pending resolution of the dispute;
     or

9.3.1.2 The default reasonably requires more than (30) days to correct (specifically excluding any failure to pay money), and the defaulting party has begun substantial corrective action to remedy the default within such thirty (30) day period and diligently pursues such action, in which event, termination shall not be effective unless sixty (60) days has expired from the date of the defaulting party's receipt of the Default Notice without such corrective action being completed and the default remedied.

9.4  Effect of Termination.
     ----------------------

9.4.1  Termination by Buyer. If Buyer terminates the applicable Agreements for
       --------------------
     any reasons stated in Sections 9.2 and/or 9.3 above, Seller will, if so requested in writing by Buyer: (i) cease all production required by Buyer's then outstanding purchase orders under the Agreements; and (ii) otherwise complete and deliver all Products pursuant to Buyer's then outstanding and accepted purchase orders and invoice Buyer for the Products.

9.4.2  Termination by Seller. If Seller terminates this Agreement as to Buyer
       ---------------------
     pursuant to Sections 9.2 and/or 9.3 above, in addition to and without waiving any other remedy, Seller shall be entitled to payment in full upon delivery of all completed Products manufactured on behalf of Buyer, as well as to reimbursement for all reasonable direct costs incurred for up to one month's work then in progress for Buyer.

9.5  Survival.
     ---------

9.5.1 All obligations to pay monies which accrue prior to termination and/or expiration, and the provisions of the Reciprocal Non Disclosure Agreement attached as Exhibit C, as well as all other obligations of confidentiality, all limitations on warranties and remedies, all obligations with respect to indemnification and cooperation, contribution, dispute resolution, and termination shall survive the expiration and/or termination of the applicable Agreements and/or of any purchase order or understanding concerning Products.

9.5.2 The exclusions and limitations of Sections 5, 6 and 7 will survive the termination of the applicable Agreements, and shall apply notwithstanding any claim of a failure of any one or more remedies to accomplish their purpose. THE PARTIES EXPRESSLY WAIVE AND RELINQUISH ANY CONTRARY RIGHTS UNDER ANY AGREEMENT, AND/OR LAW, DECISION, CUSTOM OR PRACTICE.

10  DISPUTE RESOLUTION

10.1  Management Resolution. Within thirty days of a written demand to meet to
      ---------------------
     resolve such one or more disputes arising out of and/or relating to any Agreement and/or Products, senior management with the authority to negotiate and resolve the issues shall meet in Taiwan or in some other mutually agreeable location to discuss the issues, and, from time to time during the forty-five day period following such demand (or longer if agreeable to the Parties), such management will negotiate and attempt to resolve the issues as reasonably requested by any party involved.

10.2  Arbitration.
      -----------

10.2.1 Any such disputes relating to and/or arising out of any Agreement and/or Products which cannot be so resolved will be decided exclusively by binding arbitration under procedures which ensure efficient and speedy resolution. Such an arbitration may be commenced by Seller and/or Buyer (i) after the expiration of the forty-five day period following the written demand to meet to resolve the dispute pursuant to Section 10.1 above, and/or (ii) at such earlier time as any Party involved repudiates and/or refuses to continue with its obligations to negotiate in good faith.

10.2.2 The arbitration hearing will be before a panel of three neutral, independent arbitrators. The arbitration hearing will be conducted in Santa Clara, California (U.S.A).

10.2.3 The arbitration will be conducted under the International Rules of the American Arbitration Association. Notwithstanding anything to the contrary:

10.2.3.1  the arbitrators will have no power to order discovery;

10.2.3.2 the arbitrators will follow such procedures and enter such orders and conduct the hearing under conditions which ensure at least the same degree of confidentiality for each party as provided by Seller's Standard Non-Disclosure Agreement, and which adequately protect the participants from disclosure of highly sensitive information to anyone other than the arbitrators and lawyers (or comparable legal representatives) and reasonably necessary expert witnesses and not to persons employed by one or more of the parties nor to competitors of them, and

10.2.3.3 the arbitrators shall require pre-hearing exchange of documentary evidence to be relied upon by each of the respective parties in their respective cases in chief, and pre-hearing exchange of briefs, witness lists and summaries of expected testimony.

10.2.4 The arbitrators will make their decision in writing; and their decision will be binding upon the Parties and it may be entered by any court having jurisdiction.

10.3  Injunctive Relief. Notwithstanding anything to the contrary, any party may
      -----------------
     apply to any court of competent jurisdiction for interim injunctive relief with respect to irreparable harm which cannot be avoided and/or compensated by such arbitration proceedings, without breach of this Section 10 and without any abridgment of the powers of the arbitrators.

10.4  Governing Law. This Agreement and all foundry arrangements involving
      -------------
     Seller and all performance and disputes arising out of and/or relating to such matters and/or any Products involved will be governed by the laws of California and the United States of America, without reference to conflicts of laws principles, and/or any contrary provision, including without limitation, the U.N. Convention on Contracts for the International Sale of Goods.

11  GENERAL

11.1  Non-Exclusive Relationship. Except as stated in a separate written
      --------------------------
     agreement signed by duly authorized officers of Seller and of Buyer, nothing in the Agreements shall prohibit Buyer from purchasing goods and/or foundry services from other suppliers, nor prohibit Seller from offering wafers and/or foundry services to others or from offering products or services on its own behalf.

11.2  No Agency or Partnership. Nothing in the Agreements shall be deemed to
      ------------------------
     create a general or limited partnership or an agency relationship between Buyer and/or Seller, and Buyer and Seller are independent companies. Buyers will purchase products manufactured from Seller in an arm's length vendor-purchaser relationship. No party shall be entitled to act on behalf of and/or to bind any one or more of the others.

11.3  Compliance with Law. The parties will comply with all applicable
      -------------------
     restrictions and requirements of applicable law, including without limitation those relating to labor, employment, environment, and export control. Buyer agrees at its sole expense to comply with all applicable laws in connection with the purchase, use or sale of the Products.

11.4  No Implied Licenses. Nothing contained in this Agreement is intended to or
      -------------------
     shall be construed as:

11.4.1 conferring any right to the other Party to use in advertising, publicity, or otherwise, any trademark, trade name or names of any Party, or any contraction, abbreviation or simulation thereof; and/or

11.4.2 conferring by implication, estoppel or otherwise, upon any Party any license or other right under any class or type of copyright, maskwork, trademark, trade name, patent, utility, model or design patent except the licenses and rights expressly granted under a written agreement signed by the Parties.

11.5  Entire Agreement. This Agreement (including the attached exhibits)
      ----------------
     contains all material and essential terms of a binding agreement between the parties with respect to with respect to foundry., fabrication, semiconductors, design support and goods, there are no other agreements concerning such subject matter. This Agreement is the entire agreement between the parties with respect to the stated subject matter; it supersedes all prior understandings and agreements with respect to these matters, and there are no prior representations, warranties or other agreements relating thereto. This Agreement may not be modified, except in writing signed by duly authorized officer of each party, and no addition, deletion or modification shall be binding on Seller unless expressly agreed to in a writing signed by an officer of Seller.

11.6  Notices. All notices, payments, reports and other communications required
      -------
     or permitted hereunder shall be in writing and shall be mailed by first class, registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger (including express mail courier services) or by facsimile, addressed to the addresses first set forth above or at such other address furnished with a notice in manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered. Notices shall be addressed as follows:

If to Seller:  UMC Group (USA)  Copy to:  Law+
         488 DeGuigne Drive  993 Highlands Circle
         Sunnyvale, CA 94086  Los Altos, CA 94024
         Attn: President  Attn: Peter Courture, Esq.
                                    Fax (650) 968-8885

If to Buyer:  Centillium Communications Inc.
         47211 Lakeview Boulevard
         Fremont, CA 94538
         Attn: Vice President of Operations

11.7  Assignment. Neither this Agreement nor any of the rights and obligations
      ----------
     created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntarily or by operation of law or otherwise, by any party, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties' permitted successors and assigns.

11.8  Captions and Section Headings. The captions and section and paragraph
      -----------------------------
     headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

11.9  Partial Invalidity. If any paragraph, provision, or clause thereof in this
      ------------------
     Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision that most nearly reflects the parties' intent in entering into this Agreement.

11.10  Presumptions. In construing the terms of this Agreement, no presumption
       ------------
     shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

11.11  Language. The English language shall govern the meaning and
       --------
     interpretation of this Agreement.

11.12  Waiver. The failure of either party to enforce at any time the provisions
       ------
     of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

11.13  Cumulative Remedies. The remedies under this Agreement shall be
       -------------------
     cumulative and not alternative and the election of one remedy for a breach shall not preclude pursuit of other remedies unless as expressly provided in this Agreement.

11.14  Confidentiality of Agreement. Each party agrees that the terms and
       ----------------------------
     conditions of this Agreement and Quotations shall be treated as confidential information of both parties, and that neither party will disclose the terms or conditions to any third party without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement, to the extent necessary:

11.14.1  as required by any court or other governmental body;

11.14.2  as otherwise required by law;

11.14.3 to legal counsel of the parties, accountants, and other professional advisors;

11.14.4 in confidence, to banks, investors and other financing sources and their advisors;

11.14.5 in connection with the enforcement of this Agreement or rights under this Agreement; or

11.14.6 in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

11.15  Authority. Each party represents that all corporate action necessary for
       ---------
     the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

11.16  Counterparts. This Agreement may be executed in two (2) or more
       ------------
     counterparts, all of which, taken together, shall be regarded as one and the same instrument.

     IN WITNESS WHEREOF, the parties have authorized their undersigned representatives to sign this Agreement and to bind them to its terms and conditions in accordance with the foregoing.

Buyer:    Seller:

/s/ William F. Mackenzie          /s/ Jim Kupec
------------------------          -------------
Authorized Signature  Authorized Signature

William F. Mackenzie              Jim Kupec
--------------------              ---------
Printed Name                    Printed Name

Vice President, Operations        President, Worldwide Marketing/Sales
--------------------------        ------------------------------------
Title                                                        Title

March 8, 2000                     March 7, 2000
-------------                     -------------
Date                                                         Date

                                   EXHIBIT A
                                   ---------
                                   Quotation
                                   ---------


Exhibit A.01 - Initial Process (es)

UMC STANDARD "0.35 um CMOS double-layer poly and triple-layer metal (2P3M) process on 8-inch non-epi wafers".

Exhibit A.02 - Price Quote

William F. Mackenzie  ref.:CC030200
Vice President of Operations  3/6/00(revised)
Centillium Communications

Process Technology
0.35 um CMOS double-layer poly and triple-layer metal (2P3M) process on 8-inch non-epi wafers

Mask Tooling
A mask set for design using the above technology will be provided at a NRE charge of $37,900. Mask charge per layer shall be as follows:

Layer         Price
-----------  -------

Diffusion    $ 3,000
N-Well       $ 1,600
P-Well       $ 1,600
Poly 0       $ 3,000
HR           $ 1,600
Poly 1       $ 3,000
N+           $ 1,600
P+           $ 1,600
SAB          $ 1,600
Contact      $ 3,000
Metal 1      $ 3,000
Via 1        $ 3,000
Metal 2      $ 3,000
Via 2        $ 3,000
Metal 3      $ 3,000
Pad          $ 1,300

Total        $37,900

Proto Lot

A proto lot, processed with HOT LOT status, consists of a minimum of 6 wafers and without process split conditions, will be provided at a NRE charge of $25,000 per lot. UMC guarantees that wafers from this prototype lot meet our outgoing PCM specifications.

Corner Lot

An engineering comer lot with a maximum of 14 wafers, processed with QTAP status, will be provided at a NRE charge of $25,000 per tot. UMC guarantees that nominal wafers from this lot meet our outgoing PCM specifications.

Wafer Price
Monthly run-rate   *  500 wafers: $1,400 per wafer
Monthly run-rate   ** 500 wafers: $1,380 per wafer


Notes:
1. NRE charges for the proto and comer lots are applicable only for the first tape-out of a new technology.
2. The Super Hot Lot charge is $5,000 per lot for the above mentioned process technology.
3.   Wafers shall meet UMC standard PCM data.

Exhibit A.03 - Fabrication Cycle Times

Prototype:    20 days Cycle Time from mask generation to wafer out.

              11 days from Metal 1 to wafer out.

Production:  38 days to wafer out after P.O. acceptance.

Exhibit A.04 - CAPACITY
               --------


Product                           Current Capacity            Additional forecast        Upside Max Capacity
                                  Based on monthly            time needed before       incremental to Current
                                  submission of 12            wafer start to meet             Capacity
                                   month forecast                Upside Demand
                                   (wafers/month)                                          (wafers/month)
Analog CPE                                          100   8 weeks                      100 WAFERS
Analog CO                                           100   8 weeks                      100 WAFERS
Analog Line Driver                                   50   8 weeks                      50 WAFERS

------------
*  less than
** greater than or equal to

                                   EXHIBIT B
                                   PROCEDURES

B.1  QUALIFICATION, HOT RUNS & PILOT RUNS
     ------------------------------------

B.1.1 All pilot runs and hot runs ("Hot Lots") require Seller's written consent.

B.1.2 For engineering lots, split and hold conditions will be as set by written agreement with Seller, and no splits or hold conditions will be permitted without Seller's written consent.

B.1.3 The minimum quantity of wafers for each split condition is two (2) wafers.

B.1.4 The minimum quantity for each pilot run is twelve (12) wafer starts. Regardless of anything to the contrary, Seller's only obligation for pilot runs is that six (6) out of twelve (12) wafer starts shall meet the PCM specifications agreed upon in writing before wafer start.

B.2.  PRODUCTION RUNS & ON-HOLD WAFERS
      --------------------------------

B.2.1 Unless otherwise conspicuously stated in a purchase order accepted and signed by Seller, the minimum quantity in any lot shall be 25 wafers and no staged wafer runs will be allowed in production without Seller's consent.

B.2.2 Subject to the other terms and conditions herein, by conspicuous written request in Buyer's purchase order, Buyer may request staging of mask code and gate array wafers as follows:

     (a) the purchase order must include the holding stage and forecast release date;

     (b) the minimum quantity for any stage release shall be at least six (6) wafers;

     (c) all stage releases which have less than eighteen (18) wafers shall be subject to surcharge in an amount Seller will quote;

     (d) if the holding time for any step is more than four weeks, for each two week and for each partial two week period thereafter, Buyer will pay a per hold wafer surcharge equal to three percent (3%) of the total purchase order price;

     (e) if any on-hold time exceeds eight weeks, Buyer will pay Seller the full purchase order price plus the applicable surcharges stated above;

     (f) if any on-hold time exceeds ten weeks, in addition to all other remedies, Seller may scrap the staged wafers from the production line, unless before the expiration of that on-hold time Seller receives written request from Buyer to return the staged wafers.

B.2.3 Regardless of anything to the contrary, once the purchase order has been received by Seller, Seller will not be obligated to accept or honor orders or requests to hold wafers.

B.3 Wafer Cycle Time. Unless otherwise agreed in writing, Wafer Cycle Time--the
    ----------------
time from wafer start (and written approval of PCM specifications) to final visual inspection at Seller's premises--shall be as stated in Seller's written quotation for the specific Products.

                                Reciprocal NDA

                      RECIPROCAL NON-DISCLOSURE AGREEMENT

     Effective Date:     8/11/98
                         -------

     To protect certain confidential information that may be disclosed between them. United Microelectronics Corporation, a California Corporation with principal offices at 790 Palomar Ave. Sunnyvale, California ("UMC") and Centillium Technology (the "Company") agree:
---------------------

  1. This Reciprocal Non-Disclosure Agreement ("Agreement") shall only apply to information designated as "CONFIDENTIAL" at the time of disclosure as follows:

     (a) Confidential Information disclosed in any tangible form or thing must be marked or labeled clearly as "CONFIDENTIAL" or with a similar legend sufficient to notify the receiving party that it is subject to the terms of this Agreement;

     (b) Confidential Information disclosed in any of the manner must be clearly identified as "CONFIDENTIAL" at the time of disclosure, and summarized in reasonable detail and designated as "CONFIDENTIAL" in a writing delivered to the receiving party within thirty (30) days of oral disclosure.

  2. Each party agrees that for a period of five (5) years, and notwithstanding any termination, expiration or cancellation hereunder, it will hold in strict confidence and not disclose to any third party any Confidential Information received from the other party hereto except as expressly agreed upon in writing. Each party further agrees that it will not use or incorporate any Confidential Information received from the other party hereto for any purpose whatsoever except solely for the evaluation and/or pursuit of mutually amicable business relations between the Company and UMC. Notwithstanding anything to the contrary, to the extend reasonably appropriate in connection with the evaluation and/or pursuit of mutually amicable business relations, UMC may disclose Confidential Information from Company to one or more of the foundries within the UMC Group subject to the requirement that the parties will be bound as if such foundry was part to this Agreement. For purposes of this Agreement, the foundries in the UMC Group include United Microelectronics Corporation's Fabs I and II, United Semiconductor Corporation, United Integrated Circuits Corporation, United Silicon, Inc. and the joint venture to be formed to operate the foundry location currently known as UMC's Module 5 in the Science Based Industrial Park, Hsin-Chu City, Taiwan.

  3. Each party shall secure and safeguard any and all things, documents, work in process, and work product that embodies Confidential Information of the other in locked files or areas reasonably restricting access and preventing unauthorized use and/or disclosure. Each party further agrees that it will maintain reasonable procedures to prevent accidental or other loss of any Confidential Information of the other, and to use at least the same degree of care for such information as it uses to protect its own proprietary information. In the event of any loss, disclosure or use of Confidential Information in violation of this Agreement, the party involved shall immediately notify the other.

  4. The obligations of this Agreement shall not apply to Confidential Information which the receiving party shows is:

     (a) already in the possession of the receiving party at or before the time of disclosure hereunder as reasonably shown by evidence existing at the time of disclosure; or

                                      23
                               UMC CONFIDENTIAL

     (b) now or hereafter publicly known through no wrongful act of the receiving party (provided that if Confidential Information becomes publicly known this shall not excuse a prior breach); or

     (c) LAWFULLY RECEIVED FROM a THIRD PARTY WITHOUT OBLIGATION OF CONFIDENCE;
     OR

     (d) independently developed by the receiving party; or by persons not having access to the Confidential Information; or

     (e) approved for release by written authorization of the disclosing party

     (f) disclosed pursuant to the requirement or demand of a lawful governmental or judicial authority, but only to the extent required by operation of law, regulation of court order.

  5. Upon termination, cancellation or expiration of this Agreement, or upon written request of the disclosing party, the receiving party shall promptly return to the disclosing party all documents and other tangible things reflecting Confidential Information of the disclosing party, together with all copies, extract, summaries and (except as provided by agreement) other material derived therefrom.

  6. Confidential Information shall remain the property of the disclosing party. The parties agree that nothing in this Agreement (expressly or impliedly) grants any patent, copyright, trademark, mask work, trade secret or other property right to the receiving party, by licensee or otherwise. The parties do not intend that any agency, joint venture or partnership relationship be created between them by this Agreement.

  7. Neither party has an obligation under this Agreement to purchase nay item or service from the other or to offer for sale products using or incorporating Confidential Information. Either party may, at its sole discretion, and without using Confidential Information of the other, offer products for sale, modify products and/or discontinue products.

  8. Notwithstanding anything to the contrary, all processes, recipes, and manufacturing, fabrication, assembly and testing techniques, and improvements relating thereto ("process technology") provided and/or developed by or on behalf of UMC shall be wholly owned by and the property of UMC and UMC shall not be limited or restricted by any terms of this Agreement with respect to any process technology unless clearly stated to the contrary in a writing signed by an officer of UMC and identifying the specific information involved in precise detail.

  9. This Agreement shall be governed by and construed under the laws of California.

  10. There are no understandings, agreements, or representations, expressed or implied, regarding the Confidential Information except as stated above. This agreement may not be amended, modified or altered except by a writing signed by both parties hereto.


UMC  COMPANY

By: /s/ Jean Tien                    By: /s/ William F. Mackenzie
    -------------                        ------------------------

Name/Title: Jean Tien                Name/Title: William F. Mackenzie
           ----------                            --------------------

Customer Engineering Director      Vice President, Operations

                                      24
                               UMC CONFIDENTIAL

                                       25